EXHIBIT 4

NUMBER _____
                                  COMMON STOCK

                                                          CUSIP No. ____________


                        MONTGOMERY FINANCIAL CORPORATION
               INCORPORATED UNDER THE LAWS OF THE STATE OF INDIANA


This Certifies that


is the owner of

         FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE OF

MONTGOMERY FINANCIAL CORPORATION (the "Corporation"), an Indiana corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar. This security is not a deposit or account and is not federally insured or guaranteed.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.


   DATED _________________


   _______________________________________      ________________________________
   Nancy L. McCormick, Corporate Secretary      Earl F. Elliott, President and
                                                  Chief Executive Officer


                                                      [Seal]

Countersigned and Registered

____________________________
Transfer Agent and Registrar

                        MONTGOMERY FINANCIAL CORPORATION

         The shares represented by this certificate are issued subject to all the provisions of the certificate of incorporation and bylaws of the Corporation as from time to time amended (copies of which are on file at the principal executive offices of the Corporation).

         The Corporation's certificate of incorporation provides that no "person" (as defined in the certificate of incorporation) who "beneficially owns" (as defined in the certificate of incorporation) in excess of 10% of the outstanding shares of the Corporation shall be entitled to vote any shares held in excess of such limit. This provision of the certificate of incorporation shall not apply to an acquisition of securities of the Corporation by an employee stock purchase plan or other employee benefit plan of the Corporation or any of its subsidiaries.

         The Corporation's certificate of incorporation also includes a provision the general effect of which is to require the affirmative vote of the holders of 80% of the outstanding voting shares of the Corporation to approve certain "business combinations" (as defined in the certificate of incorporation) between the Corporation and a stockholder owning in excess of 10% of the outstanding shares of the Corporation. However, only the affirmative vote of a majority of the outstanding shares or such vote as is otherwise required by law (rather than the 80% voting requirement) is applicable to the particular transaction if it is approved by a majority of the "disinterested directors" (as defined in the certificate of incorporation) or, alternatively, the transaction satisfies certain minimum price and procedural requirements. The Corporation's certificate of incorporation also contains a provision which requires the affirmative vote of holders of at least 80% of the outstanding voting shares of the Corporation which are not beneficially owned by the "interested person" (as defined in the certificate of incorporation) to approve the direct or indirect purchase or other acquisition by the Corporation of any "equity security" (as defined in the certificate of incorporation) from such interested person.

         The Corporation will furnish to any stockholder upon request and without charge a full statement of the powers, designations, preferences and relative participating, optional or other special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the board of directors to designate the same with respect to other series. Such request may be made to the Corporation or to its transfer agent and registrar.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
                                  UNIF GIFT MIN ACT ______ Custodian ___________
                                                    (Cust)             (Minor)
TEN ENT - as tenants by the entirety
                                  Under Uniform Gift to Minors Act --___________
                                                                       (State)
JT TEN - as joint tenants with right of survivorship and not as tenants in common.
                                  UNIF TRANS MIN ACT ______ Custodian __________
                                                     (Cust)             (Minor)
                                  Under Uniform Transfers to Minors Act--_______
                                                                         (State)

    Additional abbreviations may also be used though not in the above list.

    For Value Received, __________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
------------------------------
------------------------------

________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_______________________________ Shares of Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint___________________

Attorney  to  transfer  the  said  shares  on  the  books  of  the  within named

Association with full power of substitution in the premises.


Dated ____________________                           ___________________________
                                            NOTICE:  THE   SIGNATURE   TO   THIS
                                                     ASSIGNMENT  MUST CORRESPOND
                                                     WITH  THE  NAME AS  WRITTEN
                                                     UPON   THE   FACE   OF  THE
                                                     CERTIFICATE     IN    EVERY
                                                     PARTICULAR,         WITHOUT
                                                     ALTERATION  OR  ENLARGEMENT
                                                     OR ANY CHANGE WHATEVER.